Exhibit 99.1

4DMT Reports First Quarter 2026 Financial Results, Operational Highlights

and Expected Upcoming Milestones

•
4D-150 4FRONT-1 wet AMD Phase 3 randomization complete (N=523); topline data expected in H1 2027
•
4FRONT - 2 enrollment completion expected in H2 2026; topline data expected in H2 2027
•
4D-150 PRISM wet AMD Phase 2b 2-year data expected at a scientific conference in Q3 2026, and SPECTRA DME trial 2-year data expected in H2 2026
•
$458 million in cash, cash equivalents and marketable securities expected to fund current operating plan into second half of 2028

EMERYVILLE, Calif., May 7, 2026 (GLOBE NEWSWIRE) -- 4D Molecular Therapeutics (Nasdaq: FDMT, 4DMT or the Company), a leading late-stage biotechnology company advancing durable and disease-targeted therapeutics with potential to transform treatment paradigms and provide unprecedented benefits to patients, today reported Q1 2026 financial results, provided operational highlights and outlined expected upcoming milestones.

“We started 2026 with strong execution, completing enrollment in 4FRONT-1 ahead of schedule reflecting strong investigator and patient enthusiasm for 4D-150,” said David Kirn, M.D., Co-founder, President and Chief Executive Officer of 4DMT. “For the remainder of the year, we look forward to completing 4FRONT-2 enrollment, initiating our global Phase 3 clinical trial in DME, and sharing 2-year data from PRISM and SPECTRA.”

Recent Highlights and Expected Milestones

•
4D-150 for Wet Age-related Macular Degeneration:
o
4FRONT Global Phase 3 Program:
▪
4FRONT-1, North American Clinical Trial:
•
Enrollment completed in February 2026 and randomization completed (N=523) in March 2026; topline data expected in H1 2027
▪
4FRONT-2, Global Clinical Trial:
•
Enrollment completion expected in H2 2026; topline data expected in H2 2027
o
PRISM Phase 1/2 Clinical Trial:
▪
Phase 2b 2-year data in a broad patient population, including the recently diagnosed subgroup population most comparable to the 4FRONT Phase 3 population, expected to be presented at a scientific conference in Q3 2026
•
4D-150 for Diabetic Macular Edema:
o
SPECTRA clinical trial 2-year data expected in H2 2026
o
Global Phase 3 trial design expected in mid-2026 and initiation expected in Q3 2026
•
4D-175 for Geographic Atrophy:
o
Company maintains an active IND and continues to evaluate strategic funding alternatives to advance the program into the clinic
•
4D-710 for Cystic Fibrosis:
o
AEROW Phase 1/2 clinical trial and program update expected in H2 2026

Q1 2026 Financial Results

Cash Position: Cash, cash equivalents and marketable securities were $458 million as of March 31, 2026, as compared to $514 million as of December 31, 2025. Based on our current operating plan, we estimate that our existing cash, cash equivalents and marketable securities, and expected payments under our collaboration agreement with Otsuka, will be sufficient to fund our operating expenses and capital expenditure requirements at least into the second half of 2028.

Collaboration and License Revenue: Collaboration and license revenue was $3.0 million for the first quarter of 2026, as compared to an insignificant amount for the first quarter of 2025. The increase in revenue was primarily due to the clinical trial cost sharing and reimbursement amounts from Otsuka.

R&D Expenses: Research and development expenses were $65.0 million for the first quarter of 2026, as compared to $40.7 million for the first quarter of 2025. This increase was primarily driven by execution of 4D-150 Phase 3 clinical trials in wet AMD.

G&A Expenses: General and administrative expenses were $11.7 million for the first quarter of 2026, as compared to $12.9 million for the first quarter of 2025.

Net Loss: Net loss was $68.8 million for the first quarter of 2026, as compared to net loss of $48.0 million for the first quarter of 2025.

About 4DMT

4DMT is a leading late-stage biotechnology company advancing durable and disease-targeted therapeutics with potential to transform treatment paradigms and provide unprecedented benefits to patients. The Company’s lead product candidate 4D-150 is designed to be a backbone therapy forming the foundation of treatment of blinding retinal vascular diseases by providing multi-year sustained delivery of anti-VEGF biologics (aflibercept and anti-VEGF-C) with a single, safe, intravitreal injection, which substantially reduces the treatment burden associated with current bolus injections. The Company’s lead indication for 4D-150 is wet age-related macular degeneration, which is currently in Phase 3 development, and second indication is diabetic macular edema. The Company’s second product candidate is 4D-710, which is the first known genetic medicine to demonstrate successful delivery and expression of the CFTR transgene in the lungs of people with cystic fibrosis after aerosol delivery. 4D Molecular Therapeutics™, 4DMT™, Therapeutic Vector Evolution™, and the 4DMT logo are trademarks of 4DMT.

All of the Company’s product candidates are in clinical or preclinical development and have not yet been approved for marketing by the U.S. Food and Drug Administration or any other regulatory authority. No representation is made as to the safety or effectiveness of the Company’s product candidates for the therapeutic uses for which they are being studied.

Learn more at www.4DMT.com and follow us on LinkedIn.

Forward-Looking Statements:

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, as amended, including, without limitation, implied and express statements regarding the therapeutic potential and clinical benefits of, as well as the plans, announcements and related timing for the clinical development of our product candidates, the potential benefits of the strategic partnership with Otsuka, the amount of any potential cost sharing or milestone payments pursuant to the Company’s agreement with Otsuka, the Company's expectations regarding financing alternatives and potential partnerships, the Company’s use of proceeds, and statements regarding our financial performance, results of operations and anticipated cash runway. The words "may," “might,” "will," "could," "would," "should," "expect," "plan," "anticipate," "intend," "believe," “expect,” "estimate," “seek,” "predict," “future,” "project," "potential," "continue," "target" and similar words or expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Any forward-looking statements in this press release are based on management's current expectations and beliefs and are subject to a number of risks, uncertainties and important factors that may cause actual events or results to differ materially from those expressed or implied by any forward-looking statements contained in this press release, including risks and uncertainties that are described in greater detail in the section entitled "Risk Factors" in 4D Molecular Therapeutics’ most recent Quarterly Report on Form 10-Q to be filed on or about the date hereof, as well as any subsequent filings with the Securities and Exchange Commission. In addition, any forward-looking statements represent 4D Molecular Therapeutics' views only as of today and should not be relied upon as representing its views as of any subsequent date. 4D Molecular Therapeutics explicitly disclaims any obligation to update any forward-looking statements. No representations or warranties (expressed or implied) are made about the accuracy of any such forward-looking statements.

4D Molecular Therapeutics, Inc.

Statements of Operations

(Unaudited)

(in thousands, except share and per share amounts)

	Three months ended March 31,
	2026	2025
Revenue:
Collaboration and license revenue	$3,047	$14
Operating expenses:
Research and development	64,980	40,699
General and administrative	11,687	12,936
Total operating expenses	76,667	53,635
Loss from operations	(73,620)	(53,621)
Other income, net	4,860	5,649
Net loss	$(68,760)	$(47,972)
Net loss per share, basic and diluted	$(1.01)	$(0.86)
Weighted-average shares outstanding used in computing net loss per share, basic and diluted	68,064,586	55,744,047

4D Molecular Therapeutics, Inc.

Balance Sheet Data

(Unaudited)

(in thousands)

	March 31,	December 31,
	2026	2025
Cash, cash equivalents and marketable securities	$457,631	$514,034
Total assets	512,905	566,711
Total liabilities	61,069	61,047
Accumulated deficit	(785,064)	(716,304)
Total stockholders’ equity	451,836	505,664

Contacts:

Media:

Jenn Gordon

dna Communications

Media@4DMT.com

Investors:

Julian Pei

Head of Investor Relations and Strategic Finance

Investor.Relations@4DMT.com